                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS SECOND QUARTER 2025 RESULTS

HOUSTON, August 5, 2025 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended June 30, 2025.

•Net Income of $59.5 million, or $1.17 per diluted share
•Adjusted Net Income of $78.3 million, or $1.54 per diluted share
•Adjusted EBITDA of $137.8 million
•Repurchased $28 million of common stock at an average price of $17.36 per share during the second quarter
•Successful completion of the Montana turnaround
•Record Hawaii refining quarterly throughput of 88 mbpd
•Announced Hawaii Renewables joint venture with expected cash proceeds of $100 million

Par Pacific reported net income of $59.5 million, or $1.17 per diluted share, for the quarter ended June 30, 2025, compared to $18.6 million, or $0.32 per diluted share, for the same quarter in 2024. Second quarter 2025 Adjusted Net Income was $78.3 million, compared to $28.5 million in the second quarter of 2024. Second quarter 2025 Adjusted EBITDA was $137.8 million, a 69% improvement compared to $81.6 million in the second quarter of 2024. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Second quarter results reflected strong operational and commercial execution,” said Will Monteleone, President and Chief Executive Officer. “We advanced key strategic priorities, including completing the Montana turnaround and progressing construction of the Hawaii SAF project. We also announced the Hawaii Renewables joint venture at an attractive implied valuation with strategic partners who bring strong commercial capabilities and expanded market access. In addition, we opportunistically reduced shares outstanding by 3% during the quarter, bringing total reductions to 8% year-to-date.”

Refining
The Refining segment reported operating income of $81.3 million in the second quarter of 2025, compared to $41.2 million in the second quarter of 2024. Adjusted Gross Margin for the Refining segment was $231.8 million in the second quarter of 2025, compared to $176.6 million in the second quarter of 2024.

Refining segment Adjusted EBITDA was $108.4 million in the second quarter of 2025, compared to $60.1 million in the second quarter of 2024.

Hawaii
The Hawaii Index averaged $8.57 per barrel in the second quarter of 2025, compared to $7.41 per barrel in the second quarter of 2024. Throughput in the second quarter of 2025 was 88 thousand barrels per day

(Mbpd), compared to 81 Mbpd for the same quarter in 2024. Production costs were $4.18 per throughput barrel in the second quarter of 2025, compared to $4.50 per throughput barrel in the same period of 2024.

The Hawaii refinery’s Adjusted Gross Margin was $10.18 per barrel during the second quarter of 2025, including a net price lag impact of approximately $(3.7) million, or $(0.46) per barrel, compared to $10.07 per barrel during the second quarter of 2024.

Montana
The Montana Index averaged $20.29 per barrel in the second quarter of 2025, compared to $19.15 per barrel in the second quarter of 2024. The Montana refinery’s throughput in the second quarter of 2025 was 44 Mbpd, compared to 38 Mbpd for the same quarter in 2024. Production costs were $14.18 per throughput barrel in the second quarter of 2025, compared to $16.18 per throughput barrel in the same period of 2024.

The Montana refinery’s Adjusted Gross Margin was $22.30 per barrel during the second quarter of 2025, compared to $16.89 per barrel during the second quarter of 2024.

Washington
The Washington Index averaged $15.37 per barrel in the second quarter of 2025, compared to $7.25 per barrel in the second quarter of 2024. The Washington refinery’s throughput was 41 Mbpd in the second quarter of 2025, consistent with the second quarter of 2024. Production costs were $3.73 per throughput barrel in the second quarter of 2025, compared to $3.66 per throughput barrel in the same period of 2024.

The Washington refinery’s Adjusted Gross Margin was $11.47 per barrel during the second quarter of 2025, compared to $4.67 per barrel during the second quarter of 2024.

Wyoming
The Wyoming Index averaged $21.41 per barrel in the second quarter of 2025, compared to $17.45 per barrel in the second quarter of 2024. The Wyoming refinery’s throughput was 13 Mbpd in the second quarter of 2025, compared to 20 Mbpd in the second quarter of 2024. Production costs were $14.50 per throughput barrel in the second quarter of 2025, compared to $7.08 per throughput barrel in the same period of 2024.

The Wyoming refinery's Adjusted Gross Margin was $18.57 per barrel during the second quarter of 2025, including a FIFO impact of approximately $0.9 million, or $0.74 per barrel, compared to $14.74 per barrel during the second quarter of 2024.

Retail
The Retail segment reported operating income of $20.8 million in the second quarter of 2025, compared to $16.1 million in the second quarter of 2024. Adjusted Gross Margin for the Retail segment was $43.6 million in the second quarter of 2025, compared to $41.6 million in the same quarter of 2024.

Retail segment Adjusted EBITDA was $23.3 million in the second quarter of 2025, compared to $18.7 million in the second quarter of 2024. The Retail segment reported sales volumes of 30.8 million gallons in the second quarter of 2025, compared to 30.5 million gallons in the same quarter of 2024. Second quarter 2025 same store fuel volumes and inside sales revenue increased by 1.8% and 3.0%, respectively, compared to the second quarter of 2024.

Logistics
The Logistics segment reported operating income of $23.7 million in the second quarter of 2025, compared to $18.0 million in the second quarter of 2024. Adjusted Gross Margin for the Logistics segment was $34.4 million in the second quarter of 2025, compared to $30.8 million in the same quarter of 2024.

Logistics segment Adjusted EBITDA was $29.8 million in the second quarter of 2025, compared to $26.1 million in the second quarter of 2024.

Liquidity
Net cash provided by operations totaled $133.6 million for the three months ended June 30, 2025, including working capital inflows of $122.9 million and deferred turnaround expenditures of $(72.3) million. Excluding these items, net cash provided by operations was $83.0 million for the three months ended June 30, 2025. Net cash used in operations was $(4.7) million for the three months ended June 30, 2024. Net cash used in investing activities totaled $(45.9) million for the three months ended June 30, 2025, consisting primarily of capital expenditures, compared to $(35.4) million for the three months ended June 30, 2024. Net cash used in financing activities totaled $(52.3) million for the three months ended June 30, 2025, compared to $(8.6) million for the three months ended June 30, 2024.
At June 30, 2025, Par Pacific’s cash balance totaled $169.2 million and gross term debt was $640.7 million. Net term debt was $471.5 million at June 30, 2025. Total liquidity increased 23% during the quarter to $647.0 million at June 30, 2025.
The Company repurchased $28 million of common stock at a weighted average price of $17.36 per share during the second quarter of 2025.

Laramie Energy
During the second quarter of 2025, Par Pacific recorded $1.9 million of equity earnings related to Laramie Energy, LLC (“Laramie”). Laramie’s total net income was $0.5 million in the second quarter of 2025, including unrealized losses on derivatives of $(0.9) million, compared to a net loss of $(6.5) million in the second quarter of 2024. Laramie’s total Adjusted EBITDAX was $12.4 million in the second quarter of 2025, compared to $10.0 million in the second quarter of 2024.

Conference Call Information
A conference call is scheduled for Wednesday, August 6, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until August 20, 2025, and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 7519957.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46%

of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the Company’s plans to invest in renewable fuels production in Hawaii through the Hawaii Renewables, LLC joint venture; and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; the impacts of tariffs; potential operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel Vitter
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$1,893,438	$2,017,468	$3,638,474	$3,998,303
Operating expenses
Cost of revenues (excluding depreciation)	1,593,479	1,770,197	3,152,839	3,517,675
Operating expense (excluding depreciation)	148,680	144,080	292,834	297,340
Depreciation and amortization	34,712	32,144	71,298	64,800
General and administrative expense (excluding depreciation)	23,648	23,168	47,891	64,923
Equity earnings from refining and logistics investments	(7,305)	(3,744)	(14,819)	(9,838)
Acquisition and integration costs	—	(152)	—	91
Par West redevelopment and other costs	4,690	3,071	8,672	5,042
Loss (gain) on sale of assets, net	(1,226)	63	(1,225)	114
Total operating expenses	1,796,678	1,968,827	3,557,490	3,940,147
Operating income	96,760	48,641	80,984	58,156
Other income (expense)
Interest expense and financing costs, net	(22,106)	(20,434)	(43,954)	(38,318)
Debt extinguishment and commitment costs	—	(1,418)	(25)	(1,418)
Other loss, net	(163)	(124)	(534)	(2,700)
Equity earnings (losses) from Laramie Energy, LLC	1,856	(1,360)	2,582	3,203
Total other expense, net	(20,413)	(23,336)	(41,931)	(39,233)
Income before income taxes	76,347	25,305	39,053	18,923
Income tax expense	(16,887)	(6,667)	(9,993)	(4,036)
Net income	$59,460	$18,638	$29,060	$14,887

Weighted-average shares outstanding
Basic	50,373	57,239	52,052	57,936
Diluted	50,836	58,045	52,390	58,402

Income per share
Basic	$1.18	$0.33	$0.56	$0.26
Diluted	$1.17	$0.32	$0.55	$0.25
Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2025	December 31, 2024
Balance Sheet Data
Cash and cash equivalents	$169,195	$191,921
Working capital (1)	347,968	488,940
ABL Credit Facility	485,000	483,000
Term debt (2)	640,653	644,233
Total debt, including current portion	1,112,473	1,112,967
Total stockholders’ equity	1,148,415	1,191,302

_______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total Refining Segment
Feedstocks throughput (Mbpd)	186.6	179.8	181.4	180.0
Refined product sales volume (Mbpd)	204.5	191.2	194.6	192.0

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$13.65	$10.79	$10.24	$11.71
Production costs per bbl ($/throughput bbl) (2)	7.20	7.04	7.30	7.32
D&A per bbl ($/throughput bbl)	1.47	1.33	1.56	1.34

Hawaii Refinery
Feedstocks throughput (Mbpd)	88.1	81.0	83.8	80.2

Yield (% of total throughput)
Gasoline and gasoline blendstocks	26.9%	27.3%	26.4%	26.2%
Distillates	40.4%	37.9%	37.6%	38.0%
Fuel oils	29.1%	30.0%	30.6%	32.0%
Other products	1.0%	1.4%	2.4%	0.1%
Total yield	97.4%	96.6%	97.0%	96.3%

Refined product sales volume (Mbpd)	88.5	82.2	88.6	84.9

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$10.18	$10.07	$9.57	$12.02
Production costs per bbl ($/throughput bbl) (2)	4.18	4.50	4.48	4.67
D&A per bbl ($/throughput bbl)	0.25	0.57	0.24	0.58

Montana Refinery
Feedstocks Throughput (Mbpd)	44.2	37.7	48.0	45.1

Yield (% of total throughput)
Gasoline and gasoline blendstocks	45.3%	56.6%	45.3%	51.3%
Distillates	30.4%	25.2%	31.5%	29.6%
Asphalt	13.9%	6.9%	12.5%	8.7%
Other products	4.3%	5.0%	3.7%	4.5%
Total yield	93.9%	93.7%	93.0%	94.1%

Refined product sales volume (Mbpd)	55.6	48.2	51.5	49.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Montana Refinery (cont.)
Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$22.30	$16.89	$13.02	$15.20
Production costs per bbl ($/throughput bbl) (2)	14.18	16.18	12.22	14.09
D&A per bbl ($/throughput bbl)	2.83	1.84	2.56	1.59

Washington Refinery
Feedstocks throughput (Mbpd)	40.8	41.2	39.7	36.3

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.1%	24.7%	23.7%	24.2%
Distillate	35.2%	34.4%	35.5%	34.0%
Asphalt	18.8%	18.0%	17.1%	19.3%
Other products	19.5%	20.0%	20.1%	19.1%
Total yield	96.6%	97.1%	96.4%	96.6%

Refined product sales volume (Mbpd)	45.7	40.2	41.1	38.2

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$11.47	$4.67	$6.94	$5.30
Production costs per bbl ($/throughput bbl) (2)	3.73	3.66	3.94	4.70
D&A per bbl ($/throughput bbl)	1.91	1.83	1.96	2.09

Wyoming Refinery
Feedstocks throughput (Mbpd)	13.5	19.9	9.9	18.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	44.1%	44.3%	46.1%	46.8%
Distillate	47.3%	48.9%	46.8%	47.6%
Fuel oils	3.5%	2.2%	3.1%	2.1%
Other products	3.1%	3.1%	2.4%	2.1%
Total yield	98.0%	98.5%	98.4%	98.6%

Refined product sales volume (Mbpd)	14.7	20.6	13.4	19.0

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$18.57	$14.74	$19.01	$14.83
Production costs per bbl ($/throughput bbl) (2)	14.50	7.08	20.81	7.46
D&A per bbl ($/throughput bbl)	3.64	2.36	6.37	2.56

Par Pacific Indices ($ per barrel)
Hawaii Index (3)	$8.57	$7.41	$8.35	$9.74
Montana Index (4)	20.29	19.15	13.72	18.12
Washington Index (5)	15.37	7.25	9.79	6.21
Wyoming Index (6)	21.41	17.45	20.86	17.34
Combined Index (7)	13.76	10.95	10.59	11.89

Market Cracks ($ per barrel)
Singapore 3.1.2 Product Crack (3)	$13.56	$12.49	$13.34	$15.58
Montana 6.3.2.1 Product Crack (4)	29.00	25.50	23.04	22.33
Washington 3.1.1.1 Product Crack (5)	24.16	15.76	18.12	13.63
Wyoming 2.1.1 Product Crack (6)	22.68	19.33	22.21	18.69

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Crude Oil Prices ($ per barrel) (8)
Brent	$66.71	$85.03	$70.82	$83.39
WTI	63.68	80.66	67.53	78.78
ANS (-) Brent	3.67	2.72	2.93	1.70
Bakken Guernsey (-) WTI	(1.00)	(1.45)	(1.40)	(1.74)
Bakken Williston (-) WTI	(2.20)	(3.16)	(2.64)	(2.73)
WCS Hardisty (-) WTI	(9.41)	(12.52)	(10.92)	(14.76)
MSW (-) WTI	(1.67)	(3.07)	(3.42)	(4.79)
Syncrude (-) WTI	2.17	2.53	0.11	(0.35)
Brent M1-M3	1.42	1.30	1.32	1.18

Retail Segment
Retail sales volumes (thousands of gallons)	30,848	30,523	60,279	59,953
________________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Total Refining Segment Adjusted Gross Margin per barrel is presented net of intercompany profit in inventory of approximately $0.29 per barrel and $0.19 per barrel for the three and six months ended June 30, 2025, respectively, which represents margin on intercompany sales where the inventory remains on our consolidated balance sheet at period end.
(2)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries, including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statements of operations, which also includes costs related to our bulk marketing operations and severance costs.
(3)Beginning in 2025, we established the Hawaii Index as a new benchmark for our Hawaii operations. We believe the Hawaii Index, which incorporates market cracks and landed crude differentials, better reflects the key drivers impacting our Hawaii refinery’s financial performance compared to prior reported market indices. The Hawaii Index is calculated as the Singapore 3.1.2 Product Crack, or one part gasoline (RON 92) and two parts distillates (Sing Jet & Sing gasoil) as created from a barrel of Brent crude oil, less the Par Hawaii Refining, LLC (“PHR”) crude differential.
(4)Beginning in 2025, we established the Montana Index as a new benchmark for our Montana refinery. We believe the Montana Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Montana refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Montana refinery’s refined product sales price compared to prior reported market indices. The Montana Index is calculated as the Montana 6.3.2.1 Product Crack less Montana crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense, taxes and tariffs, and product discounts. The Montana 6.3.2.1 Product Crack is calculated by taking three parts gasoline (Billings E10 and Spokane E10), two parts distillate (Billings ULSD and Spokane ULSD), and one part asphalt (Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Montana crude cost is calculated as 60% WCS differential to WTI, 20% MSW differential to WTI, and 20% Syncrude differential to WTI. The Montana crude cost is lagged by three months and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(5)Beginning in 2025, we established the Washington Index as a new benchmark for our Washington refinery. We believe the Washington Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Washington refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have been updated to reflect local market product pricing, which better reflects our Washington refinery’s refined product sales price compared to prior reported market indices. The Washington Index is calculated as the Washington 3.1.1.1 Product Crack, less Washington crude costs, less other costs of sales, including inflation-adjusted product delivery costs, yield loss expense and state and local taxes. The Washington 3.1.1.1 Product Crack is calculated by taking one part gasoline (Tacoma E10), one part distillate (Tacoma ULSD) and one part secondary products (USGC VGO and Rocky Mountain Rail Asphalt) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. Asphalt pricing is lagged by one month. The Washington crude cost is calculated as 67% Bakken Williston differential to WTI and 33% WCS Hardisty differential to WTI. The Washington crude cost is lagged by one month and includes an inflation-adjusted crude delivery cost. Other costs of sales and crude delivery costs are based on historical averages and management’s estimates.
(6)Beginning in 2025, we established the Wyoming Index as a new benchmark for our Wyoming refinery. We believe the Wyoming Index, which incorporates local market cracks, regional crude oil prices, and management’s estimates for other costs of sales, better reflects the key drivers impacting our Wyoming refinery’s financial performance compared to prior reported market indices. Beginning in 2025, market cracks have also been updated to reflect local market product pricing, which better reflects our Wyoming refinery’s refined product sales price compared to prior reported market indices. The Wyoming Index is calculated as the Wyoming 2.1.1 Product Crack, less Wyoming crude costs, less other cost of sales, including inflation adjusted product delivery costs and yield loss expense, based on historical averages and management’s estimates. The Wyoming 2.1.1 Product Crack is calculated by taking one part gasoline (Rockies gasoline) and one part distillate (USGC ULSD and USGC Jet) as created from a barrel of WTI crude oil, less 100% of the RVO cost for gasoline and ULSD. The Wyoming crude cost is calculated as the Bakken Guernsey differential to WTI on a one-month lag.
(7)Beginning in 2025, we established the Combined Index as a new benchmark for our refining segment. The Combined Index provides a wholistic view of key drivers impacting our refining segment’s financial performance and is calculated as the throughput-weighted average of each regional index for periods under our ownership.
(8)Beginning in 2025, crude oil prices have been updated and expanded to reflect regional differentials to Brent and WTI, which better reflect our refineries’ feedstock costs compared to prior crude oil pricing.
Non-GAAP Performance Measures
Management uses certain financial measures and forecasts to evaluate our operating performance and allocate resources that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Operating expense includes certain shared costs such as finance, accounting, tax, human resources, information technology, and legal costs that are not directly attributable to specific operating segments. Remaining expenses are included in the reconciliation of reportable segment Adjusted EBITDA to consolidated pre-tax income (loss) as unallocated corporate general and administrative expenses.
Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.
Effective as of the fourth quarter of 2024, we have modified our definition of Adjusted Gross Margin, Adjusted Net Income (Loss) and Adjusted EBITDA to align the accounting treatment for deferred turnaround costs from our refining and logistics investments with our accounting policy. Under this approach, we exclude our share of their turnaround expenses, which are recorded as period costs in their financial statements, and instead defer and amortize these costs on a straight-line basis over the period estimated until the next planned turnaround. This modification enhances consistency and comparability across reporting periods.

Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act ("Washington CCA") and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended June 30, 2025	Refining	Logistics	Retail
Operating income	$81,320	$23,741	$20,793
Operating expense (excluding depreciation)	123,597	4,797	20,286
Depreciation and amortization	24,919	6,530	2,510
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,204	751	—
Inventory valuation adjustment	28,530	—	—
Environmental obligation mark-to-market adjustments	1,360	—	—
Unrealized gain on commodity derivatives	(28,815)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—
Loss (gain) on sale of assets, net	191	(1,417)	—
Adjusted Gross Margin (1)	$231,780	$34,402	$43,589

Three months ended June 30, 2024	Refining	Logistics	Retail
Operating income	$41,206	$18,041	$16,053
Operating expense (excluding depreciation)	116,509	4,701	22,870
Depreciation and amortization	21,691	7,193	2,675
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	661	761	—
Inventory valuation adjustment	(21,101)	—	—
Environmental obligation mark-to-market adjustments	(3,504)	—	—
Unrealized loss on commodity derivatives	21,141	—	—
Loss on sale of assets, net	—	63	—
Adjusted Gross Margin (1) (2)	$176,603	$30,759	$41,598

Six Months Ended June 30, 2025	Refining	Logistics	Retail
Operating income	$56,599	$45,630	$36,754
Operating expense (excluding depreciation)	242,217	9,162	41,455
Depreciation and amortization	51,316	13,349	5,172
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,356	1,717	—
Inventory valuation adjustment	16,843	—	—
Environmental obligation mark-to-market adjustments	6,314	—	—
Unrealized gain on commodity derivatives	(38,257)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(1,471)	—	—
Loss (gain) on sale of assets, net	191	(1,417)	1
Adjusted Gross Margin (1)	$336,108	$68,441	$83,382

Six Months Ended June 30, 2024	Refining	Logistics	Retail
Operating income	$63,806	$38,415	$27,049
Operating expense (excluding depreciation)	242,977	8,513	45,850
Depreciation and amortization	43,961	13,968	5,791
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,379	1,689	—
Inventory valuation adjustment	(20,476)	—	—
Environmental obligation mark-to-market adjustments	(13,767)	—	—
Unrealized loss on commodity derivatives	65,833	—	—
Loss (gain) on sale of assets, net	—	124	(10)
Adjusted Gross Margin (1) (2)	$383,713	$62,709	$78,680
________________________________________
(1)For the three and six months ended June 30, 2025 and 2024, there was no impairment expense in Operating income.
(2)For the three and six months ended June 30, 2024, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;

•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$59,460	$18,638	$29,060	$14,887
Inventory valuation adjustment	28,530	(21,101)	16,843	(20,476)
Environmental obligation mark-to-market adjustments	1,360	(3,504)	6,314	(13,767)
Unrealized loss (gain) on derivatives	(28,166)	21,104	(37,523)	64,952
Acquisition and integration costs	—	(152)	—	91
Par West redevelopment and other costs	4,690	3,071	8,672	5,042
Debt extinguishment and commitment costs	—	1,418	25	1,418
Changes in valuation allowance and other deferred tax items (1)	15,473	6,162	8,579	3,531
Severance costs and other non-operating expense (2)	552	—	1,278	16,138
Loss (gain) on sale of assets, net	(1,226)	63	(1,225)	114
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	(1,856)	2,845	(2,582)	(1,718)
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	(1,471)	—
Adjusted Net Income (3) (4)	78,291	28,544	27,970	70,212
Depreciation and amortization	34,712	32,144	71,298	64,800
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	21,457	20,471	43,220	39,199
Laramie Energy, LLC cash distributions to Par	—	(1,485)	—	(1,485)
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,955	1,422	4,073	3,068
Income tax expense (benefit)	1,414	505	1,414	505
Adjusted EBITDA (3)	$137,829	$81,601	$147,975	$176,299
___________________________________
(1)For the three and six months ended June 30, 2025 , we recognized a non-cash deferred tax expense of $15.5 million and $8.6 million, respectively, related to deferred state and federal tax liabilities. For the three and six months ended June 30, 2024, we recognized a non-cash deferred tax benefit of $6.2 million and $3.5 million, respectively, related to deferred state and federal tax liabilities.
(2)For the three and six months ended June 30, 2025 and 2024, we incurred $0.3 million and $13.1 million of stock-based compensation expenses associated with equity awards modifications, respectively. For the six months ended June 30, 2024, we incurred $2.3 million for an estimated legal settlement unrelated to current operating activities.
(3)For the three and six months ended June 30, 2025 and 2024, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-

GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.
(4)For the three and six months ended June 30, 2024, there was no impact in Operating income from accounting policy differences at our refining and logistics investments.
The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted Net Income	$78,291	$28,544	$27,970	$70,212
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income per common share	$78,291	$28,544	$27,970	$70,212

Basic weighted-average common stock shares outstanding	50,373	57,239	52,052	57,936
Add dilutive effects of common stock equivalents	463	806	338	466
Diluted weighted-average common stock shares outstanding	50,836	58,045	52,390	58,402

Basic Adjusted Net Income per common share	$1.55	$0.50	$0.54	$1.21
Diluted Adjusted Net Income per common share	$1.54	$0.49	$0.53	$1.20

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended June 30, 2025
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$81,320	$23,741	$20,793	$(29,094)
Depreciation and amortization	24,919	6,530	2,510	753
Inventory valuation adjustment	28,530	—	—	—
Environmental obligation mark-to-market adjustments	1,360	—	—	—
Unrealized gain on commodity derivatives	(28,815)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	4,690
Severance costs and other non-operating expense	201	193	44	114
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—	—
Loss (gain) on sale of assets, net	191	(1,417)	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,204	751	—	—
Other loss, net	—	—	—	(163)
Adjusted EBITDA (1)	$108,384	$29,798	$23,347	$(23,700)

	Three Months Ended June 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$41,206	$18,041	$16,053	$(26,659)
Depreciation and amortization	21,691	7,193	2,675	585
Inventory valuation adjustment	(21,101)	—	—	—
Environmental obligation mark-to-market adjustments	(3,504)	—	—	—
Unrealized loss on commodity derivatives	21,141	—	—	—
Acquisition and integration costs	—	—	—	(152)
Par West redevelopment and other costs	—	—	—	3,071
Severance costs and other non-operating expenses	—	—	—	—
Loss on sale of assets, net	—	63	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	661	761	—	—
Other loss, net	—	—	—	(124)
Adjusted EBITDA (1) (2)	$60,094	$26,058	$18,728	$(23,279)

	Six Months Ended June 30, 2025
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$56,599	$45,630	$36,754	$(57,999)
Depreciation and amortization	51,316	13,349	5,172	1,461
Inventory valuation adjustment	16,843	—	—	—
Environmental obligation mark-to-market adjustments	6,314	—	—	—
Unrealized gain on commodity derivatives	(38,257)	—	—	—
Acquisition and integration costs	—	—	—	—
Severance costs and other non-operating expenses	201	193	44	840
Par West redevelopment and other costs	—	—	—	8,672
Par's portion of accounting policy differences from refining and logistics investments	(1,471)	—	—	—
Loss (gain) on sale of assets, net	191	(1,417)	1	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,356	1,717	—	—
Other loss, net	—	—	—	(534)
Adjusted EBITDA (1)	$94,092	$59,472	$41,971	$(47,560)

	Six Months Ended June 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$63,806	$38,415	$27,049	$(71,114)
Depreciation and amortization	43,961	13,968	5,791	1,080
Inventory valuation adjustment	(20,476)	—	—	—
Environmental obligation mark-to-market adjustments	(13,767)	—	—	—
Unrealized loss on commodity derivatives	65,833	—	—	—
Acquisition and integration costs	—	—	—	91
Severance costs and other non-operating expenses	642	—	—	15,496
Par West redevelopment and other costs	—	—	—	5,042
Loss (gain) on sale of assets, net	—	124	(10)	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,379	1,689	—	—
Other loss, net	—	—	—	(2,700)
Adjusted EBITDA (1) (2)	$141,378	$54,196	$32,830	$(52,105)
________________________________________
(1)For the three and six months ended June 30, 2025 and 2024, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.
(2)For the three and six months ended June 30, 2024, there was no impact in Operating income (loss) from accounting policy differences at our refining and logistics investments.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense (income), gain on contingency, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$527	$(6,466)	$(539)	$(57)
Commodity derivative (income) loss	(3,356)	(4,560)	6,501	(10,587)
Gain (loss) on settled derivative instruments	4,243	7,815	(1,455)	8,636
Interest expense and loan fees	4,712	4,908	9,323	10,038
Gain on contingency	(294)	—	(294)	—
Depreciation, depletion, amortization, and accretion	8,171	8,788	15,970	16,555
Phantom units	(1,756)	(859)	(3,270)	(286)
Expired acreage (non-cash)	132	398	228	565
Total Adjusted EBITDAX (1)	$12,379	$10,024	$26,464	$24,864
________________________________________
(1)For the three and six months ended June 30, 2025 and 2024, there was no gain on extinguishment of debt, non-cash preferred dividend, exploration and geological and geographical expense, bonus accrual, or loss (gain) on disposal of assets, net.